EXHIBIT 10(N)


                                PROMISSORY NOTE

$150,000.00                                                  Malvern, Arkansas
                                                                  May 12, 1998

      FOR VALUE RECEIVED, the undersigned, UNITED MINERALS CORPORATION ("Maker"), does hereby promise to pay, with payment of up to Seventy-Five Thousand Dollars ($75,000.00) being guaranteed jointly by Paul R. Arena and Michele L. Arena ("Guarantors"), to the order of AUDREY L. BRASWELL
("Holder"), the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00), together with interest computed on such principal amount from the date hereof on the unpaid principal balance at the annual rate, compounded daily, equal to the prime rate of eight and one-half percent (8.5%).

      1. The principal amount outstanding under this Note, together with accrued and unpaid interest, shall be paid by the Maker to the Holder in twelve (12) equal monthly payments of interest, with the first such monthly installment payment being due on June 12, 1998, and the final installment payment being due on May 12, 1999. The Maker shall make all such payments to the order of the Holder at 13600 Diamond Point Drive, Yucripa, California 92399 (or such other address as may be designated in writing by Holder to Maker).

      2. This Note may be prepaid in whole or in part at any time, without premium or penalty, with interest to the date of payment. If this Note is prepaid, there is to be no discount from the obligation to pay the full principal balance due at the time of prepayment.

      3. Whenever an attorney is used to obtain payment under, or to otherwise enforce, this Note or to enforce, declare, or adjudicate any rights or obligations under this Note, whether by suit or by any other means whatsoever, the costs and expenses thereof, including reasonable attorneys' fees and expenses, shall be payable by the non-prevailing party.

      4. Each of the following shall constitute an event of default ("Event of Default") hereunder:

      (a) If Maker or Guarantors fail to pay any installment of interest or principal on this Note when due hereunder which failure continues for a period of ten (10) days after the due date thereof;

      (b) If Maker or Guarantors shall admit in writing its or their inability to pay its debts as they become due, file a petition in bankruptcy or make a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of all or any substantial part of its property; file a petition or answer seeking reorganization or similar relief under the Federal bankruptcy laws or any similar law or statute governing the relative rights of debtors and creditors; and

      (c) If any of the creditors of Maker or Guarantors shall file a petition in bankruptcy against Maker or Guarantors or for reorganization of Maker or Guarantors pursuant to the Federal bankruptcy laws or similar law or statute, and if such petition shall not be discharged or dismissed within sixty (60) calendar days after the date on which such petition was filed.

      5. In the event of the happening of any Event of Default, then the unpaid principal of this Note, and interest thereon until payment, shall forthwith become absolute and due and payable without any notice or demand whatsoever.

      6. This Note (a) may not be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge, or termination is sought, (b) shall be binding upon Maker, Guarantors and their successors and assigns, and
(c) shall inure to the benefit of and be enforceable by the Holder, and his heirs, executors, administrators, distributees, and personal representatives.

      7. This Note shall be governed by and construed in accordance with the laws of the State of Arkansas applicable to agreements made and to be performed entirely within such State.

      8. All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, endorser, guarantor, or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest, and notice of protest to Maker or any other person.

      9. The obligation of Guarantors hereunder shall be secured by a second mortgage in the amount of Seventy-Five Thousand Dollars ($75,000.00) on the residence of Guarantors at 128 Hamilton Place, Hot Springs, Arkansas 71913.

      IN WITNESS WHEREOF, each of Maker and each Guarantor has caused this Note to be executed as indicated below.

Attest (Seal):                              UNITED MINERALS CORPORATION


By: /s/LEIGH ZOLOTO                         BY: /s/PAUL R. ARENA
    ---------------                             ----------------
    Secretary                                   Paul R. Arena

Witnesses:                                  GUARANTORS:

 /s/CATHY PENDERGRAFT                       /s/PAUL R. ARENA
 --------------------                       ----------------
                                            Paul R. Arena

 /s/VAN MICHAEL                             /s/MICHELE L. ARENA
 --------------                             -------------------
                                            Michele L. Arena


                                      2